Execution Version
AMENDMENT TO SECOND AMENDED AND RESTATED
SUPPLY AND OFFTAKE AGREEMENT

This AMENDMENT TO SECOND AMENDED AND RESTATED SUPPLY AND OFFTAKE AGREEMENT (this “Amendment”), dated as of April 25, 2022, is made by and among Par Hawaii Refining, LLC, a Hawaii limited liability company (the “Company”), Par Petroleum, LLC, a Delaware limited liability company (the “Guarantor”), and J. Aron & Company LLC, a New York limited liability company (“Aron”) (each referred to individually as a “Party” and collectively, the “Parties”).
RECITALS
A. The Company owns and operates the Refinery for the processing and refining of crude oil and other feedstocks and the recovery therefrom of refined products.
B. The Parties have entered into that certain Second Amended and Restated Supply and Offtake Agreement, dated as of June 1, 2021 (as from time to time amended, modified, supplemented, extended, renewed and/or restated, the “S&O Agreement”), pursuant and subject to which Aron has agreed to supply crude oil to the Company to be processed at the Refinery and purchase refined products from the Company produced at the Refinery.
C. The Parties have agreed to amend the S&O Agreement pursuant to the terms set forth herein.
AGREEMENTS
NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, subject to the terms and conditions hereinafter set forth, agree as follows:
Section 1 Definitions; Interpretation
Section 1.1 Defined Terms. All capitalized terms used in this Amendment (including in the Recitals hereto) and not otherwise defined herein shall have the meanings assigned to them in the S&O Agreement, as amended hereby.
Section 1.2 Interpretation. The rules of construction set forth in Section 1.2 of the S&O Agreement shall be applicable to this Amendment and are incorporated herein by this reference.
Section 2 Amendments to S&O Agreement.
Section 2.1 Upon the effectiveness of this Amendment, the following defined terms set forth in Section 1.1 of the S&O Agreement are hereby amended and restated as follows:
“Borrowing Base” means, as of any date of determination, the sum of:
(a) in the case of Eligible Receivables, the product of (i) 85% multiplied by (ii) the amount of all Eligible Receivables of the Company as of such date, plus

(b) in the case of Eligible Hydrocarbon Inventory, the lesser of (i) $107,500,000.00 and (ii) the product of (A) 85% multiplied by (B) the value of Eligible Hydrocarbon Inventory of the Company as of such date, determined using the then current Daily Values; minus
(c) any Reserves that Aron may establish in respect of Eligible Receivables and Eligible Hydrocarbon Inventory from time to time.
“Discretionary Draw Maximum Commitment Amount” means $215,000,000.00.
Section 2.2 Section 19.2(b) of the S&O Agreement is hereby amended by deleting the text “$41,250,000.00” appearing in the sixth sentence thereof and replacing it with the text “$53,750,000.00”.
Section 2.3 Section 11.3 of the S&O Agreement is hereby amended and restated in its entirety to read as follows:
11.3 Reserves. Anything to the contrary in this Article 11 notwithstanding, (i) Aron shall have the right (but not the obligation) to establish and increase or decrease Reserves against the Borrowing Base; provided that, Aron shall notify the Company substantially simultaneously with the establishment or increase of any such Reserves, but the failure of Aron to so notify the Company shall not cause such establishment or increase of such Reserve to be ineffective and (ii) without limiting the foregoing, at any time that more than $165,000,000 in Discretionary Draw Advances are outstanding (after giving effect to any adjustments made pursuant to Section 11.2(b)), an additional Reserve of $5,000,000 shall become and continue to be effective, which Reserve may be reduced dollar-for-dollar by the Company posting with Aron additional cash collateral in an amount equal to all or part of such Reserve, provided that such posted cash shall be credited against such Reserve as of a specified Business Day only if the Company notifies Aron of such election no later than 4:00 p.m. (New York City time) on the Business Day on which the applicable invoice for such specified Business Day is to be issued in accordance with Schedule G (and in the event the outstanding Discretionary Draw Advances thereafter are less than or equal to $165,000,000, such additional Reserve shall cease to be effective and, to the extent cash has been posted against such Reserve, Aron shall promptly return such cash to the Company).
Section 2.4 Schedule C-2 to the S&O Agreement is hereby amended and restated in its entirety as set forth on Exhibit A hereto.
Section 2.5 References Within S&O Agreement. Each reference in the S&O Agreement to “this Agreement” and the words “hereof,” “hereto,” “herein,” “hereunder,” or words of like import, and each reference in any other Transaction Document to “the S&O Agreement” and the words “thereof,” “thereto,” “therein,” “thereunder” or words of like import, in each case, shall mean and be a reference to the S&O Agreement as amended hereby.
Section 3 Conditions to Effectiveness.

This Amendment shall become effective upon, and shall be subject to, the prior or simultaneous satisfaction of each of the following conditions in a manner reasonably satisfactory to Aron (the date when all such conditions are so satisfied being the “Effective Date”):
Section 3.1 The Parties shall have executed and delivered this Amendment and Aron and the Company shall have executed and delivered the Amendment Fee Letter, dated as of the Effective Date.
Section 3.2 The Company and the Guarantor shall have provided certified board resolutions authorizing the amendments to the S&O Agreement contemplated hereby.
Section 3.3 The Company and the Guarantor shall have each delivered to Aron a certificate signed by an appropriate officer certifying as its organizational documents, incumbency and resolutions, and attaching a copy of a good standing certificate from its jurisdiction of organization.
Section 3.4 The Company shall have delivered to Aron an opinion of counsel, in form and substance satisfactory to Aron, covering such matters as Aron shall reasonably request.
Section 3.5 No action or proceeding shall have been instituted nor shall any action by a Governmental Authority be threatened, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority as of the Effective Date to set aside, restrain, enjoin or prevent the transactions and performance of the obligations contemplated by this Amendment.
Section 3.6 All representations and warranties of the Company and its Affiliates contained in this Amendment shall be true and correct on and as of the Effective Date and (ii) no Default or Event of Default in respect of the Company shall have occurred, and the Company shall have delivered to Aron a certificate in respect of the foregoing.
Section 3.7 Since December 31, 2021, there shall not have been the occurrence of any Material Adverse Effect.
Section 3.8 Aron shall have received from the Company payment of or reimbursement for all fees (including fees contemplated by the Amendment Fee Letter) costs, and expenses (including all reasonable attorneys’ fees and expenses which shall be directly paid by the Company to Aron’s counsel) incurred by Aron in connection with the negotiation, preparation and execution of this Amendment.
Section 4 Representations and Warranties
To induce the other Party to enter into this Amendment, each Party hereby represents and warrants that (i) it has the limited liability company, governmental or other legal capacity, authority and power to execute this Amendment, to deliver this Amendment and to perform its obligations under the S&O Agreement, as amended hereby, and has taken all necessary action to authorize the foregoing; (ii) the execution, delivery and performance of this Amendment does not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or Governmental Authority applicable to it or any of its assets or subject; (iii) all governmental and other consents required to have been obtained by it with respect to this Amendment have been obtained and are in full force and effect; (iv) its obligations under the S&O Agreement, as amended hereby, constitute its legal, valid and binding obligations, enforceable in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application regardless of whether enforcement is sought in a proceeding in equity or at law); and (v) no Event of Default with respect to it has occurred and is continuing.
Section 5 Reaffirmation
All of the terms and provisions of the S&O Agreement shall, as amended and modified hereby, remain in full force and effect. Each of the Company and the Guarantor hereby agrees that the amendments and modifications herein contained shall in no manner affect (other than expressly provided herein) or impair its obligations under the S&O Agreement and the other Transaction Documents or the Liens securing the payment and performance thereof. Each of the Company and the Guarantor hereby ratifies and confirms all of its respective obligations and liabilities under the Transaction Documents to which it is a party, as expressly modified herein, and the Guarantor ratifies and confirms that such obligations and liabilities extend to and continue in effect with respect to, and continue to guarantee the obligations of the Company under the Transaction Documents, as expressly modified herein.
Section 6 Miscellaneous
Section 6.1 S&O Agreement Otherwise Not Affected. Except for the amendments pursuant hereto, the S&O Agreement remains unchanged. Other than as amended hereby, the S&O Agreement remains in full force and effect and is hereby ratified and confirmed in all respects. The execution and delivery of, or acceptance of, this Amendment and any other documents and instruments in connection herewith by either Party shall not be deemed to create a course of dealing or otherwise create any express or implied duty by it to provide any other or further amendments, consents or waivers in the future. For all purposes of the S&O Agreement and the other Transaction Documents, this Amendment shall constitute a “Transaction Document.”
Section 6.2 No Reliance. Each Party hereby acknowledges and confirms that it is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.
Section 6.3 Costs and Expenses. The Company acknowledges and confirms that, pursuant to Section 21.5 of the S&O Agreement, it is responsible for the payment of all reasonable out-of-pocket expenses incurred by Aron and its Affiliates (including the reasonable fees, charges and disbursements of counsel for Aron) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment, the other agreements amended in connection herewith, and the transactions contemplated hereby or thereby.

Section 6.4 Binding Effect. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the Company, the Guarantor, Aron and their respective successors and assigns.
Section 6.5 Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED UNDER THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER STATE.
Section 6.6 Amendments. This Amendment may not be modified, amended or otherwise altered except by written instrument executed by the Parties’ duly authorized representatives.
Section 6.7 Counterparts. This Amendment may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.
Section 6.8 Interpretation. This Amendment is the result of negotiations between the Parties and has been reviewed by counsel to each of the Parties, and is the product of all Parties hereto. Accordingly, this Amendment shall not be construed against either Party merely because of such Party’s involvement in the preparation hereof.
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IN WITNESS WHEREOF, each Party hereto has caused this Amendment to be executed by its duly authorized representative as of the date first above written.

J. ARON & COMPANY LLC

By: /s/ Simon Collier
Name:    Simon Collier
Title:    Authorized Signatory

PAR HAWAII REFINING, LLC
By: /s/ Thor Nielsen
Thor Nielsen
Vice President and Treasurer
PAR PETROLEUM, LLC
By: /s/ Thor Nielsen
Thor Nielsen
Vice President and Treasurer

SIGNATURE PAGE TO AMENDMENT TO AMENDED AND
RESTATED SUPPLY AND OFFTAKE AGREEMENT